Exhibit 10.1

THAR PHARMACEUTICALS, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN OF 2007

Section 1. Amendment and Restatement of Plan and Types of Options.

(a)	The purpose of the Thar Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan of 2007 (the “Plan”) is to promote the interests of Thar Pharmaceuticals, Inc. (the “Company”), its subsidiaries and its stockholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and (iii) enabling such persons to participate in the long-term growth and financial success of the Company and its subsidiaries. The Plan amends and restates the Thar Pharmaceuticals, Inc. Stock Option Plan of 2007 (the “Original Plan”) which became effective on January 2, 2007 (the “Original Effective Date”). For purposes of this Plan, “subsidiary” shall mean any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company, or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of more than fifty percent (50%), except that solely with respect to determining whether options issued to employees of a subsidiary may be Incentive Stock Options (as defined in Section 3) the term “subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)	Grants under the Plan may be in the form of options which qualify as “incentive stock options” within the meaning of Code Section 422 or any successor provision (“Incentive Stock Options”), options which do not so qualify (“Nonqualified Options” and, collectively with Incentive Stock Options, “Options”), and stock which is subject to certain forfeiture risks and restrictions on transferability (“Restricted Stock”) (each, an “Award” and collectively, “Awards”).

(c)	The Board of Directors, in its sole discretion, shall determine whether and to what extent options granted under this Plan shall be Incentive Stock Options or Non-Statutory Stock Options and shall designate the options granted under this Plan accordingly.

Section 2. Duration. All Awards granted under this Plan must be granted within ten years from the Original Effective Date. Any Options outstanding after the expiration of such ten-year period may still be exercised within the periods prescribed by Section 7(c).

Section 3. Administration. This Plan shall be administered by the Board of Directors of the Company (hereinafter called the “Board”). Subject to the provisions of this Plan, the Board is authorized to adopt such rules and regulations and to take such action in the administration of this Plan as it shall deem proper. All decisions under this Plan by the Board shall be final, binding and conclusive upon all option holders.

Section 4. Eligibility. Employees, directors, officers, consultants and advisors of the Company and its subsidiaries shall be eligible to participate in this Plan; provided, however, that:

(A)	Only employees of the Company or its subsidiaries shall be eligible to receive options that are Incentive Stock Options; and

(B)	Unless otherwise determined by the Board, Awards may be granted to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the Company or its subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

The Board shall, in its sole discretion, from time to time select from such eligible persons those to whom Awards shall be granted and, subject to the provisions of this Plan, shall determine the type of Award and the number of shares to be included in such Award. No person shall have any right to receive an Award under this Plan except as the Board in its discretion shall determine.

Section 5. Shares Subject to Plan. Subject to adjustment as provided in Section 11, options may be granted pursuant to this Plan to purchase up to an aggregate of three hundred and forty thousand (340,000) shares of common stock of the Company (the “Maximum Number”), which may be either authorized and unissued shares or shares held in the treasury of the Company, and which shares are hereby reserved for purposes of this Plan, and all of which may be made subject to Incentive Stock Options granted under the Plan. For the avoidance of doubt, the Maximum Number includes all shares of Common Stock previously issued under the Original Plan and the shares of Common Stock remaining available for issuance under the Original Plan immediately prior to this amendment and restatement. Shares subject to Awards that lapse or are surrendered without having been exercised shall remain subject to this Plan and shall remain reserved for purposes of this Plan, and new Awards may be issued therefor.

Section 6. Authority of the Board. Subject to the provisions of this Plan, the Board shall have full and final authority to determine the persons to whom Awards shall be awarded and the number of shares to be covered by each Award. The Board, in its sole discretion, may permit the recipient of an Award voluntarily to surrender for cancellation an Award granted under this Plan, such surrender to be conditioned upon the granting to such recipient of a new Award under this Plan for the same or a different number of shares as the Award surrendered, or may require such voluntary surrender as a condition precedent to the grant of a new Award to such recipient. Any such new Award shall vest and, to the extent applicable, be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Board at the time the new Award is granted, all determined in accordance with the provisions of this Plan, without regard to the price, period of exercise, or any other terms or conditions of the Award surrendered for cancellation. The grant of such new Award shall not be deemed an amendment of this Plan or the Award surrendered. After the death of a recipient, his or her Award may be surrendered to the Company for cancellation, but only upon such terms and conditions, if any, as the Board may determine. For purposes of Section 5 hereof, Awards surrendered for cancellation shall be deemed to have terminated without being exercised.

The Board shall not have authority to issue in any twelve-month period options for shares in excess of the greatest of the following: (a) shares having an aggregate Fair Market Value (determined as of the issuance of the Award) in excess of $1,000,000; (b) shares having an aggregate Fair Market Value (determined as of the issuance of the Award) in excess of 15% of the total assets of the Company as shown on the Company’s last balance sheet (if no older than its last fiscal year end); or (c) shares representing 15% of the outstanding amount of the Company’s common stock at the Company’s most recent balance sheet date (if no older than its last fiscal year end). In no event shall options be issued in any twelve-month period for shares having a Fair Market Value in excess of $5 million unless the Company complies with the disclosure requirements of Rule 701(e) of the U.S. Securities and Exchange Commission, 17 CFR § 230.701(e).

Section 7. Terms of Options. Each Option granted under this Plan shall be evidenced by a stock option agreement between the Company and the person to whom such Option is granted, which shall have attached thereto and shall incorporate therein a copy of this Plan. The stock option agreement shall designate the Option as either an Incentive Stock Option or a Non-Statutory Stock Option and shall, as appropriate to the Option’s designation, contain the following terms and conditions:

(a)	Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time the option is granted owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of its subsidiary (a “10% Holder”) shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant.

(b)	During the lifetime of the optionee, the Option may be exercised only by the optionee or by his or her guardian or legal representative. The Option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution) shall vest in the assignee or transferee any interest or right herein whatsoever. Immediately upon any such attempted assignment or transfer the Option shall terminate and be of no further effect.

(c)	An Option may be exercised in whole at any time, or in part from time to time, within such period or periods not to exceed ten years from the granting of the Option, as may be determined by the Board and set forth in the stock option agreement (such period or periods being hereinafter referred to as the “option period”) provided that:

(i)	except as specifically approved otherwise by the Board, an Option shall vest over a four (4) year period, so long as the optionee has at the time of vesting a relationship with the Company or a subsidiary of the Company that would qualify the optionee under Section 4 to receive an Option of the same type, as follows: 25% of the shares subject to the Option shall vest on the last day of the month in which falls the first anniversary of the Option’s issuance, with the remainder vesting in (36) equal amounts on the last day of each month thereafter;

(ii)	except as specifically approved otherwise by the Board, if the Option is an Incentive Stock Option and the optionee shall cease to be employed by the Company or a subsidiary of the Company (such that the optionee shall be employed by none of them), or the Option is a Non-Statutory Stock Option and the optionee shall cease to have any relationship with the Company or a subsidiary of the Company that would qualify the optionee for participation in this Plan under Section 4 (such that the optionee shall have such a relationship with none of them), the Option may be exercised only within three months after such cessation and within the Option period; provided however:

(A)	if such cessation shall be for cause or in breach of a contractual obligation of the optionee to remain in the employ or service of the Company or one of its subsidiaries, the Option shall forthwith terminate (as used in this Plan, the term “for cause” shall have the definition set forth in an agreement between the optionee and the Company or, in the event there is no such agreement, “for cause” shall mean a finding by the Board that the optionee has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company, including, without limitation, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or the disclosure of trade secrets or confidential information of the Company to persons not entitled to receive such information);

(B)	if the optionee is disabled within the meaning of IRC § 22(e)(3), the Option may be exercised within one year after such cessation and within the Option period; and

(C)	if the optionee shall die, the Option may be exercised within one year after his or her death and within the Option period;

(iii)	except as otherwise provided in the agreement between the Company and the optionee, the Option may not be exercised for more shares (subject to adjustment as provided in Section 11) after the termination of the optionee’s employment or engagement or his or her death than the optionee was entitled to purchase thereunder at the time of the termination of the optionee’s employment or engagement or his or her death;

(iv)	the term of an Incentive Stock Option granted to a 10% Holder shall not exceed five years from the date of grant; and

(v)	the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a single participant under this Plan or under any other plan of the Company or its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000.

(d)	Subject to the limitations herein set forth, the Option may be exercised in whole or in part from time to time by written request made to the Treasurer of the Company. Payment in full in cash, or by cashier’s or certified check for the number of shares purchased shall be made to the Company at the time of each exercise.

(e)	If the Option is an Incentive Stock Option, the optionee may be entitled to favorable income tax treatment if the optionee does not dispose of any share issued upon exercise of the Option until the later of (i) two years from the date the option was issued, or (ii) one year from the date the share was issued to the optionee. Favorable income tax treatment may also be available (without regard to when the transfer occurs) for a transfer by an insolvent person to or by a trustee, receiver, or other similar fiduciary, or by such trustee, receiver or similar fiduciary for the benefit of the insolvent person’s creditors, in any proceeding under title 11 of the federal Bankruptcy Code or any similar insolvency proceeding. The foregoing is provided by way of notice only, as a courtesy to optionees. THE COMPANY CANNOT AND DOES NOT GIVE TAX ADVICE TO OPTIONEES AND DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TAX CONSEQUENCES OF AN OPTIONEE’S RECEIVING OR EXERCISING ANY OPTION ISSUED UNDER THE PLAN OR OF HOLDING OR DISPOSING OF ANY SHARE ISSUED ON EXERCISE OF SUCH OPTION. OPTIONEES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING SUCH MATTERS.

(f)	The Board, in its discretion, may provide that any option intended to be an Incentive Stock Option shall also be subject to such additional or more restrictive terms and conditions as may, from time to time, be required to constitute such Option an incentive stock option under the provisions of Section 422 of the IRC.

(g)	The Board may include such other terms and conditions not inconsistent with the foregoing as the Board shall approve. Without limiting the generality of the preceding sentence, the Board shall be authorized to impose conditions to the exercise of Options relating to the performance of the Company or any subsidiary of the Company, the optionee(s), or any combination of the foregoing. The Board shall, in its sole judgment, determine whether such conditions have been fulfilled and may require that the Company receive from the Board a written certificate as to the fulfillment of such conditions before shares are issued and sold pursuant to Options which have been exercised.

(h)	Unless otherwise determined by the Board, upon a Change of Control (as defined in paragraph (i) below), all outstanding Options granted under this Plan which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control. Notwithstanding anything in this Plan to the contrary, in the event of a Change of Control, no action described in this Plan shall be taken if such action would make the Change of Control ineligible for desired tax treatment if, in the absence of such action, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

(i)	For purposes of paragraph (h), a “Change of Control” shall mean the occurrence of any of the following events:

(1)	the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 14(d)(3) or Section 15(d)(2) of the Securities Exchange Act of 1934), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(2)	a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(3)	a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company’s assets.

Section 7. Terms of Restricted Stock. The Board may issue or transfer shares of Common Stock to employees, directors, consultants or advisors under a grant of Restricted Stock, upon such terms as the Board deems applicable, including the provisions set forth below:

(a)	General Requirements. Shares of Common Stock issued or transferred pursuant to Restricted Stock grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Award Agreement as the “Restricted Period.”

(b)	Number of Shares. The Board shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Restricted Stock grant and the restrictions applicable to such shares.

(c)	Requirement of Employment. If a participant who has received a Restricted Stock grant ceases to be employed by the Company and its subsidiaries during the Restricted Period, or if other specified conditions are not met, the Restricted Stock grant shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock shall be canceled. The Board may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

(d)	Restrictions on Transfer and Legend on Stock Certificate. During the Restricted Period, a participant may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The participant shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

(e)	Right to Vote and to Receive Dividends. During the Restricted Period, except as otherwise set forth in the applicable Award Agreement, the participant shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

(f)	Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restricted Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock grants, that the restrictions shall lapse without regard to any Restricted Period.

(g)	Unless otherwise determined by the Board, upon a Change of Control, the restrictions on all outstanding shares of Restricted Stock granted under this Plan which are not vested as of the effective date of the Change of Control shall automatically lapse immediately prior to the effective date of the Change of Control. Notwithstanding anything in this Plan to the contrary, in the event of a Change of Control, no action described in this Plan shall be taken if such action would make the Change of Control ineligible for desired tax treatment if, in the absence of such action, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

Section 8. Shareholder Agreement. Unless otherwise determined by the Board, each optionee and recipient of restricted stock shall agree in writing to be bound by the Company’s “Amended and Restated Stock Incentive Plan of 2007 Stockholders’ Agreement” as a condition precedent to the exercise of any option or grant of any shares of restricted stock issued under the Plan.

Section 9. Legends. All certificates for shares delivered under this Plan shall bear the following legend:

The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) or under any other securities law and may not be offered or sold unless registered or exempt from registration under the Act and other applicable securities laws. Such shares are also subject to transfer restrictions and rights of repurchase under the “Thar Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan of 2007 Shareholders’ Agreement,” a copy of which is available for inspection at the principal office of the Company.

If the shares are issued on exercise of an Incentive Stock Option, the certificate for the shares shall also bear this further legend:

The shares of stock represented by this Certificate have been issued on exercise of an Incentive Stock Option issued under the Thar Pharmaceuticals, Inc., Stock Option Plan of 2007. If the holder is unfamiliar with income tax laws applicable to Incentive Stock Options and shares issued on exercise of Incentive Stock Options, the holder is encouraged to consult the holder’s tax advisor before transferring, selling, or otherwise disposing of the shares.

Section 11. Adjustment of Number and Price of Shares. In the event of any subdivision or combination of the outstanding shares of common stock, stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of substantially all of the assets of Company, substantial distributions to shareholders or other corporate transactions which would result in a substantial dilution or enlargement of the rights or economic benefits inuring to the recipient of an Award, the Company shall make such equitable adjustments as it may deem appropriate in this Plan and in any Award agreement made pursuant to this Plan. Any such adjustment shall be final and binding on the recipient of the Award. Nothing contained in this Plan shall be deemed to confer upon any optionee any right to prevent or to approve or vote upon any of the corporate action. The existence of this Plan or any option delivered hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. No adjustment or substitution provided for in this Section 11 shall require the Company to issue or to sell a fractional share under any stock option agreement and the total adjustment or substitution with respect to each stock option agreement shall be limited accordingly. In the case of any adjustment or substitution provided for in this Section 11, the option price per share in each stock option agreement shall be equitably adjusted by the Board to reflect the greater or lesser number of shares of stock or other securities into which the stock covered by the option may have been changed or which may have been substituted therefor

Section 12. Fair Market Value. In any determination of fair market value under this Plan, such determination shall be made by the good faith judgment of the Board taking into account all relevant factors.

Section 13. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue this Plan, provided that no such action shall deprive any person without his or her consent of any rights under an outstanding option agreement, and provided further that, except as provided in Section 12, no action of the Board, unless taken with the approval of the shareholders of the Company, may:

(a)	increase the total number of shares available for pursuant to this Plan,

(b)	reduce the minimum option price,

(c)	increase the period in which options granted under may be exercised or vest,

(d)	extend the termination date of this Plan, or

(e)	change the class of individuals eligible to receive Awards granted under this Plan.

Section 14. Compliance with Governmental Regulations. Notwithstanding any provision of this Plan or the terms of any Award agreement issued under this Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to this Plan under the Securities Act of 1933 or the Securities Exchange Act of 1934, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with all other applicable federal and state laws and regulations and rulings thereunder. The Company shall have no obligation to effect such registrations.

Section 15. Withholding. The Company shall have the right in connection with the optionee’s exercise of an Option or vesting of any Restricted Stock to require the recipient to pay to the Company an amount sufficient to provide for any taxes required to be withheld by law.

Section 16. Effective Date of Plan. No Award shall be granted under the Plan after the tenth anniversary of the Original Effective Date. Termination of the Plan shall not affect previous grants under the Plan or the authority of the Board with respect to such Awards.

Section 17. No Right to Award; No Right to Employment. No person shall have any claim of right to be granted an Award under this Plan except as set forth in a written agreement between the person and the Company. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any director, officer, consultant or adviser any right to continue to serve in such capacity.

Section 18. Awards Not Includable for Benefit Purposes. Income recognized by a participant pursuant to the provisions of this Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

Section 19. No Strict Construction. No rule of strict construction shall be implied against the Company, the Board, or any other person in the interpretation of any of the terms of this Plan, any agreement made under this Plan, or any rule or procedure established by the Board.

Section 20. Captions. All Section headings used in this Plan are for convenience only, do not constitute a part of this Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of this Plan, and all provisions of this Plan shall be construed as if no captions have been used in this Plan.

Section 21. Severability. Whenever possible, each provision in this Plan and every award at any time granted under this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan or any award at any time granted under this Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of this Plan and every other award at any time granted under this Plan shall remain in full force and effect.

Section 22. Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith. Notwithstanding any provisions of the Plan, the Company does not guarantee to any participant or any other person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

Exhibit 10.1

THAR PHARMACEUTICALS, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN OF 2007

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT is made by and among Thar Pharmaceuticals, Inc, a corporation organized and existing under the laws of the State of Delaware (the “Company”), persons who acquire shares of the Company pursuant to the Company’s Amended and Restated Stock Incentive Plan of 2007 (the “Plan”), and persons to whom any such shares are transferred. The Agreement will become effective as to each Shareholder as of the date set forth opposite such Shareholder’s signature on the signature page below.

WHEREAS, further to the incentive purpose of the awards issued under the Plan, and to enable the Company to prevent its shares from becoming widely held by persons unaffiliated with the Company, the Company desires to place restrictions on the disposition of shares acquired pursuant to the Plan;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1. Definitions

When used with initial letters capitalized, the following terms shall have in this Agreement the meaning set forth in this Article 1.

Section 1.01. Company. Thar Pharmaceuticals, Inc., a Delaware corporation.

Section 1.02. Plan. The Company’s Amended and Restated Stock Incentive Plan of 2007.

Section 1.03. Share. A share of capital stock sold by the Company on exercise of a stock option issued under the Plan or pursuant to the award of restricted stock under the Plan.

Section 1.04. Original Shareholder. A person to whom the Company has issued one or more Shares on exercise of a stock option issued under the Plan or pursuant to an award of restricted stock under the Plan, who, in connection with the exercise of the stock option or such award, has agreed to be bound by this Agreement as an “Original Shareholder.”

Section 1.05. Shareholder. A person who holds a Share, whether the person is the Original Shareholder or a transferee of the Share, who, if the person is a transferee of the Share, has agreed in connection with the Transfer to be bound by this Agreement as a “Shareholder.”

Section 1.06. Transfer. Any sale, gift, transfer, assignment, pledge, or other disposition or encumbrance of a Share, whether voluntary, involuntary, or by operation of law.

Article 2. Restrictions on Transfer

Section 2.01. General Restriction. No Share may be Transferred except in compliance with this Agreement. Any Transfer made in violation of this Agreement or without full compliance with the requirements of this Agreement shall be null and void.

Section 2.02. Restriction. For a period that ends on December 31, 2015, a Shareholder may not Transfer a Share without the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion. In the event that a court of competent jurisdiction enters a final judgment declaring this restriction invalid or unenforceable with respect to a Transfer, then the right of first refusal set forth in Article 3 shall apply to the Transfer.

Section 2.03. Requirement of Registration or Exemption. A Shareholder may not sell, transfer, or otherwise dispose of any Shares except pursuant to a registration statement effective under applicable state and federal securities laws or pursuant to an exemption from the registration requirements of such laws.

Section 2.04. Subsequent Shareholders to Become Bound. Every person or entity who is proposed to be made a holder of Shares sold on exercise of an option granted under the Plan or pursuant to the award of restricted stock under the Plan (whether the person is to become a holder upon exercise of the option or receipt of the award of restricted stock or the person or entity is to become a holder upon subsequent transfer of the Shares sold on exercise of the option or pursuant to an award of restricted stock) shall be bound by all of the terms and provisions of this Agreement. Before any Shares are issued or transferred to such person or entity, the person or entity shall execute and deliver to the Company an instrument in form reasonably satisfactory to the Company pursuant to which the person or entity agrees to be bound by this Agreement as an Original Shareholder or Shareholder, as the case may be. The failure of a person or entity to execute such an instrument shall render null and void any attempted issuance or transfer of Shares to that person or entity.

Section 2.05. Acknowledgments. Each Shareholder acknowledges and agrees that the Company has legitimate interests in furthering the incentive purpose of the stock options and awards of restricted stock issued under the Plan and in preventing Shares from becoming widely held by persons unaffiliated with the Company and that the restrictions set forth in this Agreement are reasonable means of protecting those interests. Each Original Shareholder acknowledges further that the Company disclosed to the Original Shareholder, prior to or at the time the Company issued to the Original Shareholder any option or award of restricted stock under the Plan, that the Company would require the Original Shareholder to enter into this Agreement with respect to any Shares purchased on exercise of the option or received pursuant to an award of restricted stock and that the Company issued such option to the Original Shareholder or shares of restricted stock in reliance on its understanding that the Original Shareholder would enter into this Agreement.

Section 2.06. Stock Certificate Legend. All certificates evidencing Shares shall be endorsed with the following legends:

The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) or under any state securities law and may not be offered or sold unless registered or exempt from registration under the Act and under applicable state securities laws. Such shares are also subject to transfer restrictions and rights of repurchase under the “Thar Pharmaceuticals, Inc., Amended and Restated Stock Incentive Plan of 2007 Shareholders’ Agreement,” a copy of which is available for inspection at the principal office of the Company.

Article 3. Company Right of First Refusal.

Section 3.01. Applicability. This Article 3 shall apply whenever Section 2.02 (relating to five-year restriction) does not apply. It shall apply to any Transfer other than a Transfer to the Company.

Section 3.02. Notice of Proposed Transfer. If a Shareholder desires to Transfer any Shares, the Shareholder shall give the Company written notice of his intention to effect such Transfer (the “Transfer Notice”). The Transfer Notice shall identify the proposed transferee and shall state the number of Shares proposed to be Transferred, the price, and the other terms and conditions of the Transfer. If in the Company’s good faith judgment the Transfer Notice does not adequately identify the proposed transferee or does not adequately state the number of Shares proposed to be Transferred, the price, or other terms or conditions of the Transfer, the Company may request, and the Shareholder shall provide, a new Transfer Notice that corrects the inadequacies.

Section 3.03. Offer and Acceptance. The Transfer Notice shall constitute an offer to Transfer the Shares to the Company at the price and on the other terms and conditions stated in the Transfer Notice. The Company shall have thirty (30) days after receipt of the Transfer Notice (or corrected Transfer Notice) to accept the offer by giving the Shareholder written notice of acceptance. The Company may assign its right to accept the offer, in which case subsequent references to the Company in this Article 5 shall be deemed references to the assignee. If the Company declines or fails to accept the offer, the Shareholder shall be free for a period of ninety (90) days to Transfer the Shares to the transferee identified in the Transfer Notice at a price and on terms and conditions that are no more favorable to the transferee than those stated in the Transfer Notice. Otherwise, the Shareholder may not Transfer the Shares without giving a new Transfer Notice.

Section 3.04. Payment for Purchase of Shares and Transfer of Shares. If the Company accepts the offer made by the Transfer Notice, the Company shall, at its option, pay for the Shares either (i) upon the terms and conditions set forth in the Transfer Notice, or (ii) in cash and in full at the closing. The Company shall schedule the closing to occur in its principal offices within ninety (90) days after the Company’s acceptance of the Transfer Notice. The Shares shall be endorsed and delivered to the Company free and clear of all liens, pledges and encumbrances, except such as may secure payment of the purchase price pursuant to the terms and conditions stated in the Transfer Notice.

Article 4. Estate Planning Exception.

Section 2.02 and Article 3 shall not apply to a Transfer made by the Original Shareholder for estate planning purposes to one or more of the Original Shareholder’s immediate family members, provided that such family members execute and deliver to the Company a writing reasonably satisfactory to the Company by which they agree (a) to become parties to this Agreement as Shareholders as required by Section 2.04, and (b) to vote and exercise their other rights as holders of the Shares in the manner directed by the Original Shareholder. As used in this paragraph, “immediate family member” means any spouse, sibling, lineal descendant or ancestor of the Original Shareholder, or a trust exclusively for the benefit of any of such person or persons.

Article 5. Company Right of Repurchase

Section 5.01. Right of Repurchase. The Company shall have the right, but not the obligation, to repurchase all or any of the Shares sold to an Original Shareholder (whether or not still held by the Original Shareholder) at any time when the Original Shareholder has no relationship with the Company or its subsidiary as an employee, director, officer, consultant or advisor. The Company may assign its right under this Article 5, in which case references to the Company in this Article 5 (except for references to the Company’s board of directors) shall be deemed references to the assignee.

Section 5.02. Notice of Exercise. The Company may exercise its right to repurchase any Shares under this Article 5 by giving the holder of such Shares written notice of exercise (the “Notice of Exercise”). The Shareholder receiving the Notice of Exercise shall be obligated to sell the Shares specified in the Notice at the price and on the terms stated in this Article 5.

Section 5.03. Purchase Price. The purchase price (the “Purchase Price”) of the Shares to be repurchased under this Article 5 shall be the fair market value of the Shares (without regard to minority discount or lack of marketability). Such fair market value shall be the amount determined in good faith by the board of directors of the Company, provided, however, that any selling Shareholder may demand a determination of fair market value pursuant to Section 5.04, in which case the Purchase Price (for all selling Shareholders) will be the fair market value of the Shares as determined pursuant to Section 5.04.

Section 5.04. Determination of Value of the Shares to be Sold. This Section 5.04 shall apply if a selling Shareholder so demands as provided in Section 5.03.

(a) The Company and the selling Shareholders shall select an independent appraiser by agreement. If they fail to agree, then the Company shall appoint one appraiser and the selling Shareholder(s) shall appoint another appraiser. If the two appraisers are unable to agree on a valuation, they shall appoint a third appraiser, who shall consider the valuations made by the first two appraisers and then make such valuation as he or she deems appropriate.

(b) The appraiser(s) shall determine the fair market value of the Shares (without regard to minority discount or lack of marketability) as of the date of their determination.

(c) The costs of the appraisal shall be borne as follows:

(i) If the valuation exceeds by 20% or more the valuation established by the board under Section 5.03, the entire cost of the appraisal shall be borne by the Company.

(ii) If the valuation falls short by 20% or more of the valuation established by the board under Section 5.03, the entire cost of the appraisal shall be borne by the selling Shareholder(s).

(iii) Otherwise, if three appraisers are appointed, the Company shall bear the cost of its appraiser, the selling Shareholder(s) shall bear the cost of their appraiser, and the cost of the third appraiser shall be borne one-half by the Company and one-half by the selling Shareholder(s).

(iv) Otherwise, if one appraiser is appointed, the cost of the appraisal shall be borne one-half by the Company and one-half by the selling Shareholder(s).

The Company may in its discretion pay all or any amount of the appraisal cost that is payable by the selling Shareholder(s) and credit against the Purchase Price the amount so paid.

Section 5.05. Closing. The Company shall schedule the closing to occur in its principal offices no later than sixty (60) days after the Purchase Price has been determined. At the closing, the Company shall pay the entire Purchase Price in cash or immediately available funds, and the selling Shareholder’s shall endorse and deliver to the Company the certificate(s) representing the Shares being repurchased, free and clear of all liens, pledges, and encumbrances.

Article 6. Miscellaneous

Section 6.01. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, other than as set forth in Section 5.04 hereof (regarding the appraisal of Shares) or Section 6.02 (relating to specific performance), shall be settled by arbitration in accordance with the rules of the American Arbitration Association and shall be final and binding on all parties thereto, such arbitration shall be held in Pittsburgh, Pennsylvania, and judgment upon the award rendered by the Arbitrators shall be and may be entered in any court having jurisdiction thereof. Such arbitration shall be governed by the Uniform Arbitration Act, as amended from time to time.

Section 6.02. Specific Performance. The parties hereto agree that the Company will be irreparably damaged in the event that this Agreement is not performed, and that it will be impossible to measure in money the amount of such damage. Accordingly, the Company may institute an action or proceeding to enforce the provisions hereof by specific performance, in which event the party or parties against whom such action or proceeding is brought hereby waives and agrees not to assert any claim or defense that the Company has or may have an adequate remedy at law. The Company may bring an action for specific performance in addition to pursuing any other remedies to which the Company may be entitled.

Section 6.03. Notices. All notices or other communications called for in this Agreement shall be deemed to be duly given by certified mail, return receipt requested, sent to the address of the party entitled to such notice or communication, as found in the records of the Company.

Section 6.04. Parties Bound. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns, and the parties hereto agree for themselves, their heirs, executors, administrators, successors and assigns, to execute any instruments which may be necessary or proper to carry out the purposes and intent of this Agreement.

Section 6.05. Non-Assignment. Except as is otherwise provided herein, this Agreement and the rights hereunder shall not be assignable by any of the parties hereto.

Section 6.06. Integration. This instrument contains the entire agreement between the parties as to the subject matter hereof and there are no other representations, warranties or covenants relating hereto.

Section 6.07. Amendments. This Agreement may be amended, modified or terminated at any time by an agreement in writing among the Company and a majority in interest of the surviving Original Shareholders and optionees under the Plan. For purposes of determining a majority in interest as intended in this Section 6.07, an Original Shareholder will be deemed to hold all outstanding Shares sold to him or her upon exercise of an option issued under the Plan or issued pursuant to an award of restricted stock under the Plan (whether the Shares are held by the Original Shareholder or another Shareholder), and an optionee shall be deemed to hold the maximum number of shares he or she is or will be entitled to purchase under outstanding options issued pursuant to the Plan, without regard to vesting.

Section 6.08. Captions. The captions of the Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 6.09. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware without regard to its conflicts of laws provisions.

Section 6.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed by the parties hereto shall be considered to be an original. An Original Shareholder or Shareholder may become a party to this Agreement as provided in Section 2.04.

Section 6.11. Termination of Agreement. This Agreement shall continue in effect until the first to occur of (i) a Qualified IPO (provided that Section 6.12 shall survive such termination upon a Qualified IPO) or (ii) a Qualified Sale. “Qualified IPO” shall mean an underwritten initial public offering by the Company under the Securities Act for its own account pursuant to a registration statement on Form S-1 or its equivalent. “Qualified Sale” shall mean (i) a merger of the Company with another entity pursuant to which the Shareholders are to receive cash for their Shares, or (ii) a sale of substantially all the assets of the Company to a third party. In addition, the Company may unilaterally terminate this Agreement upon written notice to the Shareholders.

Section 6.12. Market Standoff Requirement. In connection with any Qualified IPO and upon request of the Company or the underwriters managing the Qualified IPO, a Shareholder shall not be permitted to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise directly or indirectly dispose of any Common Stock delivered under the Plan without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of the registration statement with respect to such Qualified IPO as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters in connection with such Qualified IPO.

IN WITNESS WHEREOF, the Company and the undersigned Shareholder have caused this Agreement to be duly executed as of the date set forth opposite such Shareholder’s signature below.

THAR PHARMACEUTICALS, INC

By:
Title:

SHAREHOLDER

Date:
Name:

Exhibit 10.1

FORM OF NOTICE OF EXERCISE

To Thar Pharmaceuticals, Inc.:

Pursuant to the Stock Option Agreement made as of                     , by me and Thar Pharmaceuticals, Inc. (the “Company”), I hereby exercise my right to purchase                      shares of Common Stock of the Company (the “Shares”). My check for the purchase price in the amount of $         is enclosed with this notice.

I have reviewed the acknowledgments, representations and warranties I made in paragraph 5 of the Stock Option Agreement. I renew those acknowledgments, representations and warranties as of the date of this notice, the same as if fully set forth in this notice.

Intending to be legally bound, I hereby become a party to and agree to be bound by the “Thar Pharmaceuticals, Inc., Amended and Restated Stock Incentive Plan of 2007 Shareholders’ Agreement” as the “Original Shareholder” of the Shares.

Date:
Print Name:

Address:

Social Security Number:

THIS STOCK OPTION AGREEMENT HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE “ACT”) OR ANY OTHER SECURITIES LAW. UNDER SUCH ACT AND LAWS, THE OPTIONEE MAY NOT OFFER, SELL, ASSIGN, OR TRANSFER THIS AGREEMENT OR ANY RIGHTS UNDER THIS AGREEMENT UNLESS THE AGREEMENT (a) IS REGISTERED UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS, (b) IS EXEMPT FROM SUCH REGISTRATION, OR (c) IS OFFERED, SOLD, ASSIGNED, OR TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION. IN ANY EVENT, OPTIONEE’S TRANSFER OR ASSIGNMENT OF THIS AGREEMENT OR OF ANY RIGHTS UNDER THIS AGREEMENT IS PROHIBITED BY THE TERMS OF THE AGREEMENT.

THAR PHARMACEUTICALS, INC.

STOCK OPTION AGREEMENT

(Under Amended and Restated Stock Incentive Plan of 2007)

Optionee:

Grant Date:

Type of Option:	Incentive Stock Option—Non-Statutory Stock Option

Number of Shares:

Exercise Price:	$ per share

Vesting Schedule:	The right to purchase [25% of Number of Shares] shall vest [on the last day of the month in which occurs the first anniversary of the Grant Date], and the right to purchase an additional [1/36 x 75% of the Number of Shares] shall vest at the end of each month thereafter, until the right to purchase Number of Shares is fully vested.

Expiration Date:	Ten Years from the Grant Date stated above.

THIS AGREEMENT is made as of the Grant Date by Optionee and Thar Pharmaceuticals, Inc., a Pennsylvania corporation (the “Company”). Intending to be legally bound, Optionee and the Company agree as follows:

1. The Company hereby grants to Optionee the right, until the Expiration Date, to purchase at the Exercise Price up to the Number of Shares of the Common Stock of the Company, par value $.001 per share (the “Option”). The Option is subject to the terms and conditions of this Agreement and, to the extent applicable to the Type of Option specified above, the “Thar Pharmaceuticals, Inc., Amended and Restated Stock Incentive Plan of 2007” (the “Plan”), which is incorporated in and made part of this Agreement. A copy of the Plan is attached hereto as Exhibit A.

2. Optionee may exercise the Option only to the extent Optionee’s purchase right has vested under the Vesting Schedule. Optionee’s purchase right shall vest under the Vesting Schedule only so long as Optionee continues in a Qualifying Relationship with the Company or a subsidiary of the Company. For this purpose, “Qualifying Relationship” means any relationship that would qualify Optionee under Section 4 of the Plan to receive the Type of Option specified above.

3. Subject to the terms and conditions of the Plan, Optionee may exercise Optionee’s purchase right by executing and delivering to the Company a Notice of Exercise in the form attached hereto as Exhibit B and a check payable to the order of the Company in amount equal to the Exercise Price multiplied by the number of Shares being purchased.

4. The Company may withhold from compensation due Optionee any federal, state, and local taxes payable by Optionee in connection with the exercise of the Option or the disposition of Shares purchased on exercise of the Option. If the full amount payable cannot be recovered in that manner, Optionee shall, on the Company’s demand, remit the deficiency to the Company. Optionee shall notify the Company of any disposition of Shares purchased on exercise of the Option.

5. Optionee acknowledges, represents and warrants the following to the Company:

(a) Optionee has been advised that the Option and the Shares to be issued on exercise of the Option have not been registered under the Securities Act of 1933 (the “Act”) or under any other securities law and may not be offered or sold unless registered or exempt from registration under the Act and other applicable securities laws.

(b) Optionee understands that the Option shall not be exercisable if the Company’s sale of the Shares would violate the Securities Act or any other applicable securities laws. Any determination in this regard by the Company shall be final, binding and conclusive.

(c) Optionee is acquiring the Option and any Shares purchased on exercise of the Option for Optionee’s own account, for investment, and not with a view to distributing the Option or the Shares to others.

(d) Optionee has reviewed the Plan and understands that the Option is subject to the terms and conditions of the Plan applicable to the Type of Option specified above.

(e) Optionee has reviewed the “Thar Pharmaceuticals, Inc., Amended and Restated Stock Incentive Plan of 2007 Shareholders’ Agreement,” a copy of which as presently in effect is attached to this Agreement as Exhibit C, and understands that Optionee will be subject to that Agreement, as it may hereafter be amended pursuant to its terms, with respect to Shares purchased on exercise of the Option.

(f) Optionee understands that each certificate representing the Shares acquired on exercise of the Option bear the following legend:

The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) or under any other securities law and may not be offered or sold unless registered or exempt from registration under the Act and other applicable securities laws. Such shares are also subject to transfer restrictions and rights of repurchase under the “Thar Pharmaceuticals, Inc., Amended and Restated Stock Incentive Plan of 2007 Shareholders’ Agreement,” a copy of which is available for inspection at the principal office of the Company.

Optionee understands further that, if the Option is an Incentive Stock Option, each certificate representing the Shares will bear this further legend:

The shares of stock represented by this Certificate have been issued on exercise of an Incentive Stock Option issued under the Thar Pharmaceuticals, Inc., Amended and Restated Stock Incentive Plan of 2007. If the holder is unfamiliar with income tax laws applicable to Incentive Stock Options and shares issued on exercise of Incentive Stock Options, the holder is encouraged to consult the holder’s tax advisor before transferring, selling, or otherwise disposing of the shares.

6. Optionee shall not be deemed for any purpose to be a shareholder of the Company in respect of any Shares purchasable on exercise of the Option until the Company has issued to Option a certificate for such Shares. The Company shall issue promptly a certificate for any Shares purchased on exercise of the Option.

7. Optionee may not transfer, assign, or encumber this Agreement or any right of Optionee under this Agreement.

8. This Agreement, which incorporates the Plan, constitutes the entire agreement between Company and Optionee relating to the Option and supersedes all prior agreements and understandings, oral or written, relating to the Option. If there is any conflict between the Plan and this Agreement, the Plan shall control.

9. This Agreement may be amended only by a written agreement signed by Company and Optionee.

10. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its choice of law provisions.

IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the Grant Date.

THAR PHARMACEUTICALS, INC.

Raymond K. Houck
Title: President & CEO

Optionee

THAR PHARMACEUTICALS, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN OF 2007

NOTICE OF GRANT OF RESTRICTED STOCK

Unless otherwise defined herein, the terms defined in the Amended and Restated Stock Incentive Plan of 2007 (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock (the “Notice of Grant”).

Purchaser:

Address:

Purchaser has been granted Restricted Stock of the Company, subject to the terms and conditions of the Plan and this Notice of Grant, as follows:

Date of Grant	[DATE OF BOARD APPROVAL]

Vesting	See Annex A.

Number of Shares Granted (“Shares”)

Purchase Price per Share

1.	Restrictions.

(a) Subject to the terms and conditions hereof and the Plan, Purchaser hereby purchases the Shares and hereby delivers to the Company the full purchase price of the Shares based on the Purchase Price Per Share (which may be in the form of a promissory note).

(b) Purchaser shall have all rights and privileges of a stockholder of the Company as to the Shares, except that no Unvested Shares (as defined in Section 4(a) below) may be sold, assigned, encumbered, hypothecated, pledged, conveyed in trust, transferred as a gift, by will or the laws of descent or distribution, or otherwise transferred or disposed of, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly. Unvested Shares shall be subject to the Company’s Repurchase Option (as defined in Section 4(a) below).

(c) As security for the faithful performance of this Agreement, Purchaser agrees that the certificate representing the Unvested Shares shall be delivered to the Secretary of the Company to be held in custody by the Secretary of the Company. Such certificate shall be subject to such stop-transfer orders and other restrictions as the Board of Directors of the Company may deem advisable.

(d) Purchaser hereby irrevocably appoints the Secretary of the Company (or such Secretary’s designee) as escrow agent for the Unvested Shares and as Purchaser’s attorney-in-fact to sell, assign and transfer to the Company, all of the Unvested Shares which the Company may repurchase pursuant to its exercise of the Repurchase Option. Concurrently with the execution of this Agreement Purchaser delivers to the Company an undated stock power signed by Purchaser and endorsed in blank which will be retained by the Company for delivery to the Company upon repurchase of any Unvested Shares in accordance with this Agreement.

2.	Representations of Purchaser

(a) Purchaser acknowledges that Purchaser has received, read and understood the Plan which is incorporated herein by this reference and agrees to abide by and be bound by its terms and conditions.

(b) Purchaser is acquiring the Shares for investment for his or her own account only.

(c) Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation to and may not be able to satisfy.

(d) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

3.	Tax Consultation

(a) To the extent Purchaser deems it necessary to do so, Purchaser has reviewed with Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby.

(b) Purchaser hereby acknowledges that Purchaser has been informed that, unless an election is filed by Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Purchase Price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the vested Shares, at the time they cease to be unvested Shares, over the purchase price for such Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) Purchaser deems advisable in connection with Purchaser’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FOR FAILING TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

4.	Repurchase Option

(a) In the event that Purchaser shall cease to be employed by the Company for any or no reason, the Company shall have the right and option (the “Repurchase Option”), within 90 days after the date that Purchaser ceases to be employed by the Company, to purchase from Purchaser at the lower of (i) the price paid for such Shares (the “Purchase Price per Share”) or (ii) the then fair market value per Share as determined by the Board of Directors of the Company (the lower of such prices, the “Repurchase Price per Share”), any Shares that have not vested under the vesting schedule set forth in Annex A (“Unvested Shares”) as of the date of such termination.

(b) Unless the Company notifies Purchaser within 90 days from the date of termination of Purchaser’s employment that it does not intend to exercise its Repurchase Option with respect to some or all of the Unvested Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Purchaser that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Unvested Shares, execution of this Agreement by Purchaser constitutes written notice to Purchaser of the Company’s intention to exercise its Repurchase Option with respect to all Unvested Shares. The Company, at its option, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (i) delivering a check to Purchaser in the amount of the Repurchase Price per Share for each Unvested Share being repurchased, or (ii) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the Repurchase Price Per Share for each Unvested Share being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. As a result of any repurchase of Unvested Shares pursuant to this Section 3(b), Purchaser shall cease to have any rights with respect to such Unvested Shares and the Company shall become the legal and beneficial owner of such Unvested Shares and shall have all rights and interest therein or related thereto. The Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Purchaser.

5. Stockholders’ Agreement. Purchaser hereby agrees to execute and hereby joins the Thar Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan of 2007 Shareholders’ Agreement (as it may be amended and/or restated from time to time) (the “Stockholders’ Agreement”) as an Original Shareholder (as such term is defined in the Stockholders’ Agreement). Purchaser agrees that (a) he has been given a copy of the Stockholders’ Agreement, have had ample opportunity to read it, and is thoroughly familiar with its terms, and (b) all shares of capital stock of the Company held or acquired by him pursuant to this award of restricted stock are and shall be subject to the terms and conditions set forth therein. Purchaser hereby authorizes an executed copy of the signature page to this Agreement to be attached to the Stockholders’ Agreement for the purpose of evidencing his joinder thereto. The restrictions on transfer set forth

6.	Adjustments

Any shares issued to Purchaser with respect to the Shares in the event of any change in the number of outstanding shares of Common Stock through the declaration of a stock dividend or a stock split or combination of shares or any other similar capitalization change shall be deemed to be Shares subject to all the terms set forth in this Agreement. For the avoidance of doubt, any such shares issued to Purchaser with respect to Unvested Shares shall be deemed to be Unvested Shares subject to all the terms set forth in this Agreement. In any such event, the Purchase Price per Share shall be adjusted proportionately.

7.	Entire Agreement; Governing Law

The Plan is incorporated herein by reference. This Notice of Grant, the Plan and the Stockholders’ Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

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By Purchaser’s signature and the signature of the Company’s representative below, Purchaser and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Notice of Grant. Purchaser has reviewed the Plan (which is incorporated herein by this reference) and this Notice of Grant in their entirety and fully understands all provisions of the Plan and this Notice of Grant. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Notice of Grant. Purchaser further agrees to notify the Company upon any change in the residence address indicated above.

PURCHASER	Thar Pharmaceuticals, Inc.

By:
Signature	Name:
Print Name	Title:

ANNEX A

Vesting Schedule:

THAR PHARMACEUTICALS, INC.

NOTICE OF STOCK AWARD

                         , 20

1. Award. Thar Pharmaceuticals, Inc. (the “Company”) hereby issues to             (“Recipient”)             shares of common stock, par value $.001 per share (“Shares”), all of which Shares are vested as of the date hereof (“Award”). The Award is made pursuant to the Company’s Amended and Restated Stock Incentive Plan of 2007 (the “Plan”).

2. Representations of Recipient

(a) Recipient is acquiring the Shares for investment for his own account only.

(b) Recipient understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Recipient must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. Recipient acknowledges that the Company has no obligation to register or qualify the Shares for resale. Recipient further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements under applicable securities laws including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Recipient’s control, and which the Company is under no obligation to and may not be able to satisfy.

(c) Recipient is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

3. Tax . Recipient understands that Recipient (and not the Company) shall be responsible for the tax liabilities that may arise as a result of this Agreement and the transactions contemplated hereby. Recipient agrees that it will timely pay any and all such tax liabilities. Recipient acknowledges that the Company shall have the right in connection with the Award to require the Recipient to pay to the Company an amount sufficient to provide for any taxes required to be withheld by law.

4. Stockholders’ Agreement. Recipient hereby joins the Thar Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan of 2007 Shareholders’ Agreement (as it may be amended and/or restated from time to time) (the “Stockholders’ Agreement”) as an Original Shareholder (as such term is defined in the Stockholders’ Agreement). Holder agrees that (a) he has been given a copy of the Stockholders’ Agreement, have had ample opportunity to read it, and is thoroughly familiar with its terms, and (b) all shares of capital stock of the Company held or acquired by him pursuant to this award are and shall be subject to the terms and conditions set forth therein. Recipient hereby authorizes an executed copy of the signature page to this Agreement to be attached to the Stockholders’ Agreement for the purpose of evidencing his joinder thereto.

5. Legends. The certificate representing the Shares shall bear the following legends:

The Company has more than one class of stock authorized to be issued. The Company will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Company as set forth in the Fourth Amended and Restated Certificate of Incorporation of the Company and amendments thereto filed with the Secretary of State of the State of Delaware.

The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) or under any other securities law and may not be offered or sold unless registered or exempt from registration under the Act and other applicable securities laws. Such shares are also subject to transfer restrictions and rights of repurchase under the Thar Pharmaceuticals, Inc., Amended and Restated Stock Incentive Plan of 2007 Shareholders’ Agreement, a copy of which is available for inspection at the principal office of the Company.

6. Entire Agreement; Governing Law. This Notice of Stock Award, the Stockholders’ Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in its entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Recipient. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Notice of Stock Award as of the date set forth above.

THAR PHARMACEUTICALS, INC.

By: